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                              AMENDED AND RESTATED
                         COGNIZANT TECHNOLOGY SOLUTIONS
                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

1. Purpose of the Plan

      The purpose of the Plan is to aid the Company in attracting, retaining and compensating non-employee directors and to enable them to increase their ownership of Shares. The Plan will be beneficial to the Company and its stockholders since it will allow non-employee directors of the Board to have a greater personal financial stake in the Company through the ownership of Shares, in addition to underscoring their common interest with stockholders in increasing the value of the Shares on a long-term basis.

2. Definitions

      The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

      (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

      (b) Appraised Company Value: The value of the Company, determined as provided below. The Appraised Company Value as of any date (a "Valuation Date") shall be determined by the Committee based upon an independent valuation conducted by an investment bank or other professional firm retained for that purpose by the Committee, or such other valuation methods as the Committee, in its discretion, deems appropriate. All determinations of the Committee as to the amount of the Appraised Company Value shall be binding and conclusive on all Participants and all other persons. The Appraised Company Value is an arbitrary valuation, and is not represented as being the actual fair market value of the Company or the price at which Shares would sell in a private sale or public market.

      (c) Applicable Valuation Date: The meaning set forth in Section 8 of the Plan.

      (d)   Award: An Option granted pursuant to the Plan.

      (e) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

      (f)   Board: The Board of Directors of the Company.

      (g)   Change in Control: The occurrence of any of the following events:


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            (i)   any Person (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any Subsidiaries of the Company, (D) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or (E) Cognizant or its Subsidiaries or, upon the consummation of the reorganization of Cognizant, IMS Health Incorporated or its Subsidiaries), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then-outstanding securities;

            (ii) during any period of twenty-four months (not including any period prior to the date of an IPO), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(g) (i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (c) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders is or was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

            (iii) the shareholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and
                  (B) after which no Person holds 35% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

            (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or

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                  disposition by the Company of all or substantially all of the
                  Company's assets;


                  provided, however, that an IPO, as defined below, shall not constitute a Change in Control.

      (h) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

      (i) Cognizant: Cognizant Corporation, a Delaware corporation, and its successors and assigns.

      (j) Committee: The Stock Option Committee of the Board, which shall consist of two or more directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor Section thereto).

      (k) Company: Cognizant Technology Solutions Corporation, a Delaware corporation.

      (l) Controlling Interest: Solely for purposes of this Plan, thirty-five percent (35%) or more of the issued and outstanding shares of capital stock of the Company determined assuming all securities issued by the Company (other than stock options issued under this Plan or to employees of the Company and its affiliate and subsidiary corporations) convertible into or exercisable for capital stock of the Company had been converted and exercised in full.

      (m) Controlling Interest Sale: The sale or transfer of (i) a Controlling Interest of the Company, other than an IPO as defined below, or (ii) all or substantially all of the assets of the Company, in one or a related series of related transactions, provided, in either case (i) or (ii), such sale or transfer is to any person of which neither Cognizant nor any of its direct or indirect subsidiaries (a) owns 50 percent or more of any class of equity securities nor (b) has over 50 percent of the voting power of all classes of capital stock combined.

      (n) Disability: Inability to continue to serve as a non-employee director of the Board due to a medically determinable physical or mental impairment which constitutes a permanent and total disability, as determined by the Committee (excluding any member thereof whose own Disability is at issue in a given case) based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

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      (o)   Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 14 of the Plan.

      (p) Fair Market Value: With respect to Shares or any other property, the fair market value as determined in its sole discretion by the Committee or in the manner established by the Committee from time to time.

      (q) IPO: The closing of an initial public offering of equity securities of the Company registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      (r)   Option: A stock option granted pursuant to Section 6 of the Plan.

      (s) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

      (t) Participant: Any director of the Company who is not an employee of the Company or any Subsidiary of the Company as of the date that an Award is granted.

      (u) Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

      (v) Plan: This Amended and Restated Cognizant Technology Solutions Non-Employee Directors' Stock Option Plan, as amended from time to time.

      (w)   Purchase Request: The meaning set forth in Section 8(a) of the Plan.

      (x) Retirement: Termination of service with the Company after a Participant has attained age 70, regardless of the length of such Participant's service; or, with the prior written consent of the Committee (excluding any member thereof whose own Retirement is at issue in a given case), termination of service at an earlier age after the Participant has completed six or more years of service with the Company.

      (y) Selling Stockholder: The meaning set forth in Section 8(a) of the Plan.

      (z)   Shares: Shares of Class A Common Stock, $.01 par value, of the
            Company.

      (aa) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

      (bb)  Valuation Date: The meaning set forth in Section 2(b) of the Plan.

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3. Shares Subject to the Plan

      The total number of Shares which may be issued under the Plan is 71,500. The maximum number of Shares for which Awards may be granted during a calendar year to any Participant shall be 9,750. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4. Administration

      The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

5. Eligibility

      All Participants shall be eligible to participate under this Plan.

6. Terms and Conditions of Options

      Options granted under the Plan shall be non-qualified stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

      (a) Option Price. The Option Price per Share shall be determined by the Committee, and may be greater or less than or equal to 100% of the Fair Market Value of the Shares on the date an Option is granted.

      (b) Exercisability. Options granted under the Plan shall be exercisable at the following times and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted:

            (i) Each Option will be exercisable on or after April 1, 2006, and until and including April 30, 2006.

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            (ii)  Notwithstanding paragraph (i), if an IPO or a Controlling
                  Interest Sale occurs prior to April 1, 2006, each Option grant will become exercisable as follows:

                  (A) 50% upon the later of (x) the first anniversary of the grant or (y) the occurrence of the IPO or Controlling Interest Sale; and

                  (B) 50% upon the later of (x) the second anniversary of the grant or (y) the occurrence of the IPO or Controlling Interest Sale.

      (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all or any part of the Shares for which it is then exercisable. For purposes of Section 8 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash (including cash advanced by a Participant's stockbroker under a loan in which the Option Shares are held as collateral), (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and partly in such Shares, or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. The Award agreement shall, unless otherwise provided by the Committee, permit the Participant to elect, subject to such terms and conditions as the Committee shall determine, to have the number of Shares deliverable to the Participant as a result of the exercise reduced by a number sufficient to pay the amount the Company determines to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of the Option. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

      (d) Exercisability Upon Termination of Service by Death. If a Participant's service with the Company and its Subsidiaries terminates by reason of death after the date of grant of an Option, (i) the unexercised portion of such Option shall immediately vest in full and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of the Option or (B) five years after the date of death.

      (e) Exercisability Upon Termination of Service by Disability or Retirement. If a Participant's service with the Company and its Subsidiaries terminates by reason of Disability or Retirement after the date of grant of an Option, (i) the unexercised portion of such Option shall immediately vest in full and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of the Option or (B) five years after the date of such termination of service; provided, however, that if a Participant dies within a period of five years

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after such termination of service, the unexercised portion of the Option may thereafter be exercised, during the shorter of (i) the remaining stated term of the Option or (ii) the period that is the longer of (A) five years after the date of such termination of service or (B) one year after the date of death.

      (f) Effect of Other Termination of Service. If a Participant's service with the Company and its Subsidiaries terminates for any reason other than death, Disability or Retirement after the date of grant of an Option as described above, the unexercised portion of an Option may thereafter be exercised during the period ending ninety days after the date of such termination of service, but only to the extent to which such Option was exercisable at the time of such termination of service.

7. Restrictions on Transfer

      Without the prior written consent of the Committee, no Shares acquired upon exercise of an Option may be sold, transferred, pledged or otherwise disposed of, voluntarily or involuntarily, until the occurrence of an IPO or a Controlling Interest Sale, except as provided in Section 8. In addition to said restrictions, no Participant may, in connection with the Company's IPO, sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of or otherwise dispose of any Shares, or purchase any call or put option for any Shares, without the prior written consent of Company or its underwriters, for such period of time from the date of the IPO as may be specified by the Company.

8. Sales to Company

      (a) On or after April 1, 2007, if no IPO has theretofore occurred, the Company shall, upon written request (the "Purchase Request") of the Participant or his or her legal representative, acquire from the Participant or his or her estate (the "Selling Stockholder") all Shares purchased under the Option and which are requested by such Selling Stockholder to be acquired in the Purchase Request, at the purchase price determined under Section 8(c) and on a date set forth in the Purchase Request that is at least 30 days after the delivery of the Purchase Request. The purchase price shall be paid in four equal annual installments, the first of which shall be paid on the date of delivery of Share certificates pursuant to Section 8(c) (but in no event earlier than 30 days after receipt by the Company of the Purchase Request); provided, however, that the Committee in its sole discretion may accelerate said installment payments to one or more earlier dates. No interest shall be due or payable on any installment of the purchase price.

      (b) On or after April 1, 2011, if an IPO has not theretofore occurred, the Company shall have the continuing right and option, but not the obligation, to purchase any Shares acquired under an Option, at the purchase price determined under Section 8(c). The notice of exercise by the Company of this right and option shall state the place, date and time for consummation of the purchase, which shall be not less than 10 nor more than 30 days after the date of such notice. The Company may assign its right and option under this Section 8(b), in whole or in part, to any other person designated by it.

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      (c) The per share purchase price for Shares acquired under this Section 8 shall be the Appraised Company Value as at the Applicable Valuation Date, as defined below, divided by the total number of shares of capital stock of the Company which are issued and outstanding of record on the date on which the Shares are acquired by the Company, with all outstanding securities (including all options and warrants and convertible stock) of the Company which are convertible into or exercisable for capital stock of the Company being deemed fully converted or exercised to the extent exercise or conversion is then permitted thereunder. The purchase price for Shares acquired under this Section 8 shall be paid only upon delivery to the Company of the certificates for the Shares to be sold together with stock assignments therefor duly executed in blank with guaranteed signatures, in form and substance satisfactory to the Company, clear of all liens, claims, restrictions and encumbrances other than those imposed hereunder or under applicable securities laws.

      (d) The "Applicable Valuation Date" shall be the latest Valuation Date preceding the date the Purchase Request is delivered to the Company. If no IPO has theretofore occurred, the Committee shall determine an Appraised Company Value as at December 31 of each year beginning with 2005, each such determination to be competed no later than March 31 of the following year unless the Committee otherwise consents.

9. Adjustments Upon Certain Events

      Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

      (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares of other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, or any significant equity investment in the Company prior to the occurrence of an IPO or Controlling Interest Sale, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to
(i) the number or kind of Shares or other securities to be issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

      (b) Change in Control. Except as otherwise provided in an Award agreement, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

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10. Successors and Assigns

      The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

11. Nontransferability of Awards

      An Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 11 (or any part thereof) to the extent that this Section 11 (or any part thereof) is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

12. Amendments or Termination

      The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 9(b) of the Plan after the occurrence of a Change in Control.

13. Choice of Law

      The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

14. Effectiveness of the Plan

      The Plan originally became effective on December 1, 1997. The Plan (as Amended and Restated) shall become effective on the date of the Prospectus relating to the Company's IPO, subject to approval by the shareholders of the Company. Prior to such approval, Awards may be made under the Plan if they are made expressly subject to such approval.


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Notice of Grant of Stock Options       Cognizant Technology Solutions
and Option Agreement                   Corporation
                                       ID:
                                       1700 Broadway
                                       New York, NY 10019

[Name] Plan: Cognizant Technology Solutions Non-Employee Directors' Stock Option Plan

Effective [________], you have been granted a Non-Qualified Stock Option to buy [ ] shares of Cognizant Technology Solutions Corporation (the "Company") stock at $[ ] per share.

The total option price of the shares granted is [__________].

The option will become fully vested on April 1, 2006; provided, that if an IPO or Controlling Interest Sale (as defined in the Plan) occurs prior to April 1, 2006, the option will vest as follows:

(A) 50% on the later of (x) the first anniversary of the grant or (y) the date of the IPO or Controlling Interest Sale; and

(B) 50% on the later of (x) the second anniversary of the grant or (y) the date of the IPO or Controlling Interest Sale.

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Cognizant Technology Solutions Non-Employee Directors' Stock Option Plan (as amended from time to time) which is attached to and made part of this document.

------------------------------------------   ----------------------------------
Cognizant Technology Solutions Corporation   Date


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[Name]                                       Date